Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Canadian National Railway Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Debt	Debt Securities(3)	457(o)	$4,414,200,000	$147.60 per $1,000,000	$651,535.92
	Total Offering Amounts			$4,414,200,000		$651,535.92
	Total Fees Previously Paid					—
	Total Fee Offsets					$252,529.47
	Net Fee Due					$399,006.45

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $4,414,200,000 and, if any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $4,414,200,000 to the Registrant. Such amount represents the U.S. dollar value of Cdn $6,000,000,000 based on an exchange rate of U.S. $0.7357 = Cdn $1.00, the daily average exchange rate on March 22, 2024, as reported by the Bank of Canada.

(2)	Estimated solely for the purpose of computing the registration fee.

(3)	Also includes such indeterminate amount of debt securities as may be issued upon conversion of or in exchange for any other debt securities that provide for conversion or exchange into other debt securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Canadian National Railway Company	F-10	333-264684	May 5, 2022		$252,529.47	(1)(2)(3)	Debt	Debt Securities	Debt Securities(5)	$2,570,400,000
Fee Offset Sources	Canadian National Railway Company	F-10	333-264684		May 5, 2022							$0	(3)
Fee Offset Sources	Canadian National Railway Company	F-10	333-236376		February 11, 2020							$46,818.66	(2)
Fee Offset Sources	Canadian National Railway Company	F-10	333-223014		February 13, 2018							$205,710.81	(1)

(1)	The Registrant previously paid U.S. $592,744.50 in registration fees (the Registrant transferred funds of $432,039.50 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-223014) initially filed on February 13, 2018 and declared effective on June 25, 2018, (the “2018 Registration Statement”), pertaining to the registration of U.S. $4,761,000,000 of debt securities, U.S. $373,775.20 of which remained unutilized and was used to offset the total filing fee required from the 2020 Registration Statement and 2022 Registration Statement (each defined below).

(2)	The Registrant previously paid U.S. $584,723.04 in registration fees (the Registrant transferred funds of U.S. $84,687.74 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-236376) initially filed on February 11, 2020 and declared effective on February 19, 2020 (the “2020 Registration Statement”), pertaining to the registration of U.S. $4,504,800,000 of debt securities aggregate initial offering price of securities of the Registrant, U.S. $447,199.47 of which remained unutilized (U.S. $373,755.20 of which was originally paid as part of the payment of the 2018 Registration Statement filing fees) and was used to offset the total filing fee required from the 2022 Registration Statement (as defined below).
(3)	The Registrant previously paid U.S. $432,946.08 in registration fees (the Registrant used the available offsets from the 2018 Registration Statement and the 2020 Registration Statement for the fee, leaving a remainder of U.S. $14,253.39 in registration fees from the 2020 Registration Statement available for future offsets) with respect to the registration statement on Form F-10 (File No. 333-264684) initially filed on May 5, 2022 and declared effective on May 6, 2022 (the “2022 Registration Statement”), pertaining to the registration of U.S. $4,670,400,000 of debt securities, U.S. $238,276.08 of which remained unutilized (U.S. $205,710.81 of which was originally paid as part of the payment for the 2018 Registration Statement and U.S. $32,565.27 of which was originally paid as part of the payment for the 2020 Registration Statement) and therefore available to offset against future registration fees pursuant to Rule 457(p) under the Securities Act. Together with the U.S. $14,253.39 which was originally paid as part of the registration fees for the 2020 Registration Statement, a total of U.S. $46,818.66 relating to the registration fees originally paid for the 2020 Registration Statement is therefore available to offset against future registration fees.
(4)	As the total filing fee required for this Registration Statement is U.S. $651,535.92, taking into consideration the total available offset of U.S. $252,529.47 (U.S. $ 205,710.81 from the 2018 Registration Statement and U.S. $46,818.66 from the 2020 Registration Statement), the amount paid herewith is U.S. $399,006.45.
(5)	The Registrant has terminated or completed any offerings that included the unsold securities under 2022 Registration Statement, the 2020 Registration Statement and the 2018 Registration Statement.